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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2001


                                     1-6880
                            ------------------------
                            (Commission File Number)


                                  U.S. BANCORP
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


       DELAWARE                                               41-0255900
------------------------                             ---------------------------
(State of Incorporation)                             (IRS Identification Number)


                                 U.S. Bank Place
           601 Second Avenue South, Minneapolis, Minnesota 55402-4302


                                 (612) 973 1111
                         -------------------------------
                         (Registrant's telephone number)


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ITEM 5 OTHER EVENTS


DOCUMENT INCORPORATED HEREIN:


Press Release by U.S. Bancorp dated July 31, 2001





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       U.S. BANCORP

                                       By: /s/  Jennie P. Carlson
                                           -------------------------------------
                                           Name:  Jennie P. Carlson
                                           Title: Secretary

Date:    July 31, 2001

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[US BANCORP LOGO]
                                                                    NEWS RELEASE
601 Second Ave. South
Minneapolis, MN  55402



CONTACTS:
Steve Dale                 H. D. McCullough
U.S. Bancorp/Media         U.S. Bancorp/Analysts
(612) 973-0898             (612) 973-2261


              U.S. BANCORP RAISES $1.1 BILLION THROUGH OFFERING OF
               U.S. BANCORP ZERO-COUPON CONVERTIBLE SENIOR NOTES

     NEW YORK, NY, July 31, 2001 - U.S. Bancorp (NYSE: USB) today announced that it has agreed to sell $1.483 billion principal amount at maturity of its zero-coupon convertible senior notes due 2021 in a private offering resulting in gross proceeds of approximately $1.1 billion. The initial purchaser will also have an option to purchase additional notes to cover over-allotments, which would result in up to $165 million in additional gross proceeds to U.S. Bancorp. Interest will be paid only upon the occurrence of certain contingencies. The notes will be convertible into shares of U.S. Bancorp common stock at a price per share, based on the offering price of the notes, initially of $30.719 if the closing price of U.S. Bancorp's common stock on the New York Stock Exchange exceeds specified levels or in certain other circumstances. The notes will not be redeemable by U.S. Bancorp prior to August 6, 2003. After August 6, 2003, U.S. Bancorp may redeem the notes at their accreted value in cash. In addition, U.S. Bancorp may be required to repurchase notes at the accreted value thereof in cash, at the option of the holders, on August 6, 2002, 2003, 2004, 2006, 2008, 2011 or 2016 and in certain other circumstances.

     The notes have not been registered under United States securities laws and may not be offered or sold in the United States except to qualified institutional buyers and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act of 1933.

     The offering is expected to close on August 6, 2001. U.S. Bancorp will use the proceeds from the offering in connection with the financing of the previously announced acquisition of NOVA Corporation and for general corporate purposes.

     Minneapolis-based U.S. Bancorp, with assets in excess of $165 billion, is the 8th largest financial services holding company in the United States. The company operates 2,231 banking offices and 5,208 ATMs, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. U.S. Bancorp is the parent company of Firstar Bank and U.S. Bank.

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